ONCOCYTE CLOSES INITIAL INVESTMENT IN RAZOR GENOMICS AND ACQUIRES RIGHTS TO COMMERCIALIZE RAZOR LUNG CANCER TREATMENT STRATIFICATION TEST

Transaction broadens OncoCyte’s molecular diagnostic capabilities in early stage lung cancer

Proposed positive coverage recommendation received from the Centers for Medicare & Medicaid Services accelerates expected path to commercialization

Development of DetermaVu™ remains on track

ALAMEDA, Calif., October 1, 2019 -- OncoCyte Corporation (“OncoCyte”) (NYSE American: OCX), a developer of novel tests for the early diagnosis and management of lung cancer, today announced that it has closed its previously announced initial investment in a 25% preferred stock interest in Razor Genomics, Inc. (“Razor”) and has acquired rights to commercialize Razor’s CLIA-validated lung cancer treatment stratification test. The Razor test enables the identification of early-stage lung cancer patients at high risk for recurrence and allows them to be treated at a time when their cancer can still be responsive to adjuvant chemotherapy. The Razor test complements DetermaVu™, OncoCyte’s liquid biopsy test being developed to determine which patients with CT-scan identified lung nodules can avoid risky and costly biopsies.

“We are pleased to close this important transaction and would like to welcome Razor to the OncoCyte team,” said Ron Andrews, Chief Executive Officer of OncoCyte. “Razor’s extensively validated treatment stratification test helps address a critical decision point in the lung cancer continuum and is a significant step forward in our quest to build a comprehensive suite of molecular diagnostic tests that improve patient outcomes while reducing healthcare costs for patients across all stages of cancer. With our now expanded pipeline and robust R&D capabilities we believe we are well positioned to be a leader in lung cancer diagnostics, ensuring patients get the right intervention at the right time, while also delivering value to our shareholders.”

At closing, OncoCyte made a cash payment of $10 million for an initial 25% equity interest in the form of newly created Razor preferred stock. OncoCyte also made a $1 million milestone payment to Razor’s parent company resulting from the recent proposed positive CMS coverage decision for the Razor test. Upon the achievement of an additional CMS coverage milestone, Razor’s parent company is entitled to receive an additional $4 million cash payment from OncoCyte. Razor’s parent company is also entitled to certain other payments under the development agreement and the license agreement among the parties.

As previously reported, OncoCyte has a continuing option to acquire 100% of the outstanding shares of Razor common stock from Razor’s shareholders, subject to the satisfaction of certain contractual conditions, and will be obligated to exercise such option if a certain clinical trial milestone is achieved. At the closing of such option, OncoCyte will pay Razor shareholders $10 million in cash and $5 million of OncoCyte common stock (subject to adjustment as to the allocation of stock and cash in certain circumstances), for their Razor shares.

Razor will reserve $4 million of the initial $10 million closing payment from OncoCyte’s purchase of the preferred stock for use in financing a supplemental clinical trial of the Razor test to promote OncoCyte’s commercialization efforts. Regardless of whether OncoCyte acquires the outstanding shares of Razor common stock, upon achievement of a separate clinical trial milestone, Razor’s existing common stockholders will receive $3 million of OncoCyte common stock (some or all of which amount may be paid in cash in certain circumstances).

Also, commenting on the progress of DetermaVu™, Mr. Andrews said, “During our second quarter earnings call on August 14, we committed to increase transparency into the progress of DetermaVu™. Today, we are pleased to announce that DetermaVu™ remains on track to begin CLIA Validation imminently, and we continue to expect to complete the CLIA Validation study within the six- to nine-month timeframe that we committed to shareholders during our August conference call. In addition, we have made significant progress establishing our clinical trial network and have now engaged a contract research organization for on-time execution of the Clinical Validation study, the final step in the clinical development process.

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel diagnostic tests for the early diagnosis and management of cancer, when it is most curable. OncoCyte is developing a proprietary liquid biopsy designed to assess the immune system’s response to lung cancer at its earliest stages. The first application of this technology is DetermaVu™, a blood test in development to aid in the diagnosis of lung cancer and potentially reduce the need for risky and costly diagnostic procedures such as invasive lung biopsies.

About Razor Genomics

Razor Genomics’ innovative test is a gene expression panel that provides oncologists with rapid, accurate and actionable information about their patients. The Razor test focuses on molecular stratification of lung cancer matching the patient to the appropriate therapy to improve patient outcomes. The Razor test’s unique algorithm aggregates genomic information and has been validated in numerous clinical trials advancing Razor’s understanding of the etiology and novel treatment targets for cancer.

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release and any related statements of representatives of OncoCyte that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements that are intended to qualify for the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include those pertaining to the time to complete and the results of OncoCyte’s ongoing CLIA Validation study of DetermaVu™, the anticipated benefits of OncoCyte’s initial investment in Razor, OncoCyte’s acquisition of the shares of Razor common stock from Razor Genomics’ shareholders, the results of OncoCyte’s efforts to commercialize the Razor test, CMS reimbursement approval, implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of OncoCyte’s third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests that OncoCyte or Razor may commercialize. Readers are cautioned that actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte and Razor, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. OncoCyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contacts

Bob Yedid

LifeSci Advisors, LLC

646-597-6989

bob@lifesciadvisors.com

Media Contact

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LifeSci Public Relations, LLC

646-876-5868

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